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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: February 24, 1999



                          ROBOTIC VISION SYSTEMS, INC.
               (Exact name of Registrant as specified in charter)



  Delaware                      000-8623                  11-2400145
(State or other           (Commission File No.)          (IRS Employer
jurisdiction of                                          Identification
incorporation)                                              Number)


5 Shawmut Road, Canton, Massachusetts                        02021
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (781) 821-0830
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ITEM 5.  Other Events


         On February 22, 1999, Registrant completed an $11.0 million private equity placement consisting of (i) five-year prepaid common stock purchase warrants ("Prepaid Warrants") entitling the holders to acquire such number of shares of Registrant's common stock as shall be equal to $11.0 million divided by an exercise price equal to the lesser of (x) $4.02 or (y) 95% of the average of the three lowest closing bid prices of Registrant's common stock during the 20 consecutive trading day period prior to the exercise date, and (ii) five-year incentive common stock purchase warrants("Incentive Warrants") entitling the holders to acquire approximately 592,307 shares of Registrant's common stock at an exercise price of $4.02 per share. Both the Prepaid Warrants and the Incentive Warrants contain provisions to protect the respective holders against dilution, including any future sales of Registrant's equity securities at below then prevailing market prices (subject to enumerated exceptions).

         The Prepaid Warrants bear an annual premium of 7% per annum, payable in cash or, at Registrant's option, in shares of its common stock, and are initially exercisable, to the extent of 25% of the total number of shares issuable, commencing on the 180th day following their issuance, increasing by increments of 25% every 90 days thereafter so that after the passage of 450 days following the date of original issuance, the Prepaid Warrants will have become fully exercisable.

         The Prepaid Warrants are subject to call at Registrant's option if
(x), during the 20-day trading day period immediately preceding the date of Registrant's notice of redemption the average closing bid price, and (y) on the date of Registrant's notice of redemption the closing bid price, of Registrant's common stock is less than $4.02 per share (subject to anti-dilution adjustment),at a cash price equal to 120% of the exercise amount of the Prepaid Warrants (inclusive of earned premium) called for redemption. Such call right may be exercised up to four times during the term of the Prepaid Warrants. The Prepaid Warrants are also subject to redemption by Registrant, at its option, if their exercise price, calculated in the manner set forth in the first paragraph hereof, falls below $2.50 per share.

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         The Zanett Securities Corporation acted as placement agent and received placement fees and a non-accountable expense allowance totaling 8.9% of the gross proceeds of the offering, and five-year Incentive Warrants to acquire 629,915 shares of Registrant's common stock at an exercise price of $4.02 per share.

         Registrant has agreed that it will file with the Securities and Exchange Commission a registration statement to effect a registration of its shares of common stock issuable upon exercise of the Prepaid Warrants and the Incentive Warrants.

         Registrant intends to use the net proceeds of this private equity placement for working capital purposes.


ITEM 7.  Financial Statements and Exhibits

         (a)      Financial Statements:

                  None


         (b)      Exhibits:

         Exhibit No.                  Description
         -----------                  -----------

          7.1 Securities Purchase Agreement dated as of February 18, 1999 among Robotic Vision Systems, Inc. and the purchasers parties thereto.

         7.2.1             Form of Prepaid Warrant.

         7.2.2             Alternative Form of Prepaid Warrant.

         7.3               Registration Rights Agreement.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 24, 1999                    ROBOTIC VISION SYSTEMS, INC.
                                                 (registrant)



                                            By: /s/Ira Roxland
                                                ---------------------------
                                                Ira Roxland
                                                Assistant Secretary